Exhibit 10.1

SPECIAL AGREEMENT AND RELEASE

This Special Agreement and Release (“Agreement”) is made by and between Gary L. Perlin (“you” or “your”) and Capital One Financial Corporation, including any of its subsidiaries (referred to collectively as “Capital One”) effective as of February 1, 2013.

Reason for Agreement

You have decided to retire from Capital One and you and Capital One desire to set forth the final terms relating to your continued employment with Capital One, your role with Capital One during that time, and your separation therefrom. In exchange for your execution of this Agreement and your agreement to execute a “Supplemental General Release” after your Termination Date (as defined below) (which form of agreement is attached hereto as Exhibit A), Capital One will continue your employment through the Termination Date, subject to the terms below. Your separation from service with Capital One will be effective on the Termination Date.

Your Provision of Services to Capital One

You shall continue as Capital One’s Chief Financial Officer through May 24, 2013 and a non-executive senior advisor (“Senior Advisor”) from such date through February 1, 2014. The period during which you serve as a Senior Advisor is referred to herein as the “Advisory Period”. Capital One reserves the right to remove you as Chief Financial Officer prior to May 24, 2013, in Capital One’s sole discretion. For the avoidance of doubt, Capital One shall not terminate your employment without Cause (as defined in the Change of Control Employment Agreement between you and Capital One dated as of March 1, 2010 (the “Change in Control Agreement”)). Your employment with Capital One shall end on the earliest of (i) February 1, 2014, (ii) your resignation, (iii) when Capital One terminates your employment for Cause, or (iv) upon your death or your Disability (as defined in the Change in Control Agreement) (the date of your termination, the “Termination Date”).

During the Advisory Period, you agree that you shall make yourself available for consultation with Capital One’s chief executive officer (“CEO”), chief financial officer (“CFO”), and such other individuals as directed by the CEO, the CFO or others per the CEO or the CFO’s request, to provide advice and counsel. During the Advisory Period, (i) it is anticipated that you will provide services to Capital One at a rate of no less than fifty percent (50%) of the average level of bona fide services you performed for Capital One over the 36-month period immediately preceding the commencement of the Advisory Period, and (ii) you will not accept employment with or otherwise provide services to any other person or entity during the Advisory Period except that you may engage in any activities that are allowed under Capital One’s Code of Business Conduct and Ethics or as otherwise agreed in writing by the CEO.

Consideration for Signing this Agreement and Exhibit A

If you agree to the terms set forth in this Agreement, specifically, but without limitation, your agreement to the provisions under “General Release of Claims,” Capital One will continue your employment from the date hereof through the Termination Date as described above. You will be entitled to continue to receive standard compensation items (cash salary, RSU salary, equity grants, etc.) and employee benefits consistent with compensation and benefit programs offered to Executive Committee members through the Termination Date. You shall be eligible to earn the total compensation targets for the 2013 performance year that were established for you by the Compensation Committee of Capital One’s Board of Directors (“Compensation Committee”) at its January 2013 meeting. Any actual mid-term and long-term equity awards granted in 2014 for the 2013 performance year shall be determined by the Compensation Committee in its discretion and shall be subject to all standard program terms, including, without limitation, continued employment through the date of grant. If you continue to remain employed in January 2014, you shall continue to receive a pro-rated cash salary and RSU salary established for performance year 2013, but you shall not receive any mid-term or long-term incentive awards for the 2014 performance year.

General Release of Claims

In consideration of the continued employment provided for in this Agreement, which you agree is good, valuable, adequate and sufficient consideration under this Agreement, you acknowledge and agree that, you and your agents, representatives, and heirs, do hereby fully release (i.e., give up) and forever discharge Capital One and its parent, subsidiary and affiliated corporations, organizations and entities, including without limitation CAPITAL ONE FINANCIAL CORPORATION, CAPITAL ONE SERVICES, INC., CAPITAL ONE SERVICES, LLC, CAPITAL ONE, NATIONAL ASSOCIATION, CAPITAL ONE AUTO FINANCE, INC., CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION, CHEVY CHASE BANK, F.S.B. and each of them, and all of their respective past, present and future affiliates, partners, joint ventures, stockholders, predecessors, successors, assigns, insurers, officers, directors, employees, agents, representatives, attorneys and independent contractors of all such released corporations, organizations and entities, as well as their employee benefit plans, and the trustees, administrators, fiduciaries and insurers of such plans (collectively, the “Released Parties”), and each of them, jointly and severally, from any and all claims, causes of action, charges, suits, controversies, and demands of any kind, whether known or unknown, whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which you ever have had in the past or presently have against the Released Parties through the date of this Agreement, arising from or relating to your employment with Capital One or the termination of that employment or any circumstances related thereto.

Types of Claims Waived

Such claims, causes of action, charges or similar actions include but are not limited to claims arising under or relating to employment, employment contracts, employee benefits or purported employment discrimination or violations of civil rights of whatever kind or nature, including without limitation all claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981, the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act (“ADEA”), the Family Medical Leave Act, Executive Order 11246, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, any state human rights act, or any other applicable federal, state or local employment statute, law or ordinance. Except as provided herein, all claims for incentive compensation awards under any Capital One plan or payroll practice, along with any claims under any state wage and hour laws, are specifically subject to this release of claims. You further agree that you will not file or permit to be filed, initiated or prosecuted on your behalf any such claim this Agreement purports to waive.

Claims Not Waived

Notwithstanding the preceding provision or any other provision of the Agreement, your agreement to the provisions under “General Release of Claims” is not intended to prohibit you from bringing an action to challenge the validity of your release of claims under the ADEA.

This Agreement is not intended to interfere with your right to file a charge with an administrative agency in connection with any claim you believe you may have against any of the Released Parties. However, by executing this Agreement, you hereby waive the right to recover, and agree not to seek any damages, remedies or other relief for yourself personally in any proceeding you may bring before such agency or in any proceeding brought by such agency on your behalf. This Agreement is also not intended to apply to claims under ERISA Section 502(a)(1)(B) for benefits that are vested and accrued (other than claims for severance and severance-related benefits) under any qualified employee benefit plan of Capital One pursuant to the terms of any such plan or to claims under any non-qualified or other compensation or employee benefit plan of Capital One for accrued and vested benefits pursuant to the terms of any such plan.

Further, you understand that you are not releasing your rights under this Agreement, that any claims which cannot be lawfully waived are excluded from this Agreement and that by executing this Agreement you are not waiving any such claims. In addition, you are not releasing any rights you may have to indemnification under applicable corporate law, under the by-laws or certificate of incorporation of Capital One or any of its affiliates or as an insured under any directors’ and officers’ liability insurance policy now or previously in force, or any rights you may have under Capital One’s equity award plans or rights as a stockholder of Capital One.

Likewise, you are not releasing any rights or claims that may arise after the date on which you sign this Agreement. In addition, while this Agreement requires you to waive any and all claims against Capital One arising under workers’ compensation laws (e.g., claims of retaliation for filing a workers’ compensation claim), it is not intended to prohibit you from filing in good faith for and from receiving any workers’ compensation benefits from Capital One’s workers’ compensation carrier for compensable injuries incurred during your employment. Accordingly, pursuit of any such workers’ compensation benefits with Capital One’s workers’ compensation carrier will not be considered a violation of this Agreement.

Notification of ADEA Rights and Claims/Opportunity for Review

As outlined above in the General Release of Claims provision, you understand that this Agreement specifically releases and waives all claims you may have for age discrimination under the ADEA, except for those that may arise after the date this Agreement is executed by you. Likewise, you understand that this Agreement does not prohibit you from challenging the validity of your release of claims under the ADEA. Understanding the above, you agree and acknowledge that your execution of this Agreement is completely voluntary and that you have been advised to consult with an attorney prior to executing this Agreement to ensure that you fully and thoroughly understand its legal significance. You acknowledge that you have at least twenty-one (21) days from receipt of this Agreement to consider the provisions of this Agreement during which time you can consult with counsel concerning its terms. You acknowledge that if you execute this Agreement prior to the expiration of the twenty-one (21) days, your execution is completely voluntary and done with the knowledge that you are waiving your entitlement to this review period. You acknowledge that any changes negotiated by the parties shall not re-start the consideration period.

You further acknowledge and understand that you may revoke this Agreement within seven (7) days after its execution by you by sending a written letter of revocation post-marked no later than seven (7) days after your execution of this Agreement to John Finneran at the address below. You further acknowledge and understand that this Agreement is not effective or enforceable until the revocation period has expired.

Acknowledgement

You acknowledge that as of the time of the execution of this Agreement by you, you are unaware of or have already fully disclosed to Capital One pursuant to Capital One’s policies or Capital One is otherwise aware of any facts or conduct that would tend to establish or in any way support an allegation that Capital One or any of the Released Parties or their employees or agents have engaged in conduct that you believe would constitute a violation of any statute, rule or regulation of the Securities and Exchange Commission or any provision of federal law relating to fraud against shareholders pursuant to the Sarbanes-Oxley Act or any state or local counterpart and are unaware of or have already fully disclosed to Capital One or Capital One is otherwise aware of any facts or conduct that would give rise to a claim by you or by any other party against Capital One of the type or sort referenced in this section.

Effect of Pursuing Released Claims

Except to the extent such agreement is prohibited by applicable law or regulation, you understand and agree that if you file a lawsuit for claims released by this Agreement, such action shall further require you to reimburse Capital One for any compensation provided to you during the period of time you work as a Senior Advisor and to pay all reasonable costs and attorneys’ fees incurred by Capital One in defending any such action brought by you in violation of this Agreement, in addition to any other damages or relief to which Capital One may be entitled.

Notwithstanding the above or any other provision to the contrary, the above will not apply to any action brought by you to challenge the validity of your waiver of any ADEA claims under this Agreement.

Modification

This Agreement may be modified only in writing, signed by both parties. E-mail communication does not modify this agreement.

No Admission

This Agreement does not constitute an admission of liability or wrongdoing of any kind by Capital One or its affiliates or you.

Severability

It is the intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under applicable law. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not invalidate any other provision of this Agreement, except that Capital One shall not be obligated to continue your employment should the General Release of Claims be invalidated. The parties agree that if a court of competent jurisdiction adjudges any provision of this Agreement to be invalid or unenforceable; such court shall modify such provision so that it is enforceable to the extent permitted by applicable law consistent with the parties’ intent.

Successor

This Agreement is personal to you and shall not be assignable by you other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by your heirs and legal representatives. The rights and obligations of Capital One under this Agreement shall be binding on and inure to the benefit of Capital One, its successors and assigns.

No Further Payments, Benefits, Attorneys’ Fees or Costs

You understand and agree that you will not receive any payments or benefits from Capital One or its affiliates after the Termination Date, except under applicable benefit or equity plans and arrangements. You acknowledge that you are not entitled to any payment in the nature of severance or termination pay from Capital One or its affiliates.

Confidentiality and Non-Competition Agreement

You acknowledge and agree that the Confidentiality, Work Product and Non-Solicitation of Employee Agreement (“CWP+NS Agreement”), effective as of January 1, 2009 and the Non-Competition Agreement effective as of January 1, 2009 (as amended March 1, 2010), both between you and Capital One, shall remain in force pursuant to their terms and that you shall comply with your obligations under such Agreements. Pursuant to paragraph 4 of your Non-Competition Agreement, Capital One will advise you in writing if it determines that a waiver of the second year of your Non-Competition Period is appropriate no later than 30 days following your Termination Date.

Indemnification

All rights to indemnification and exculpation from liability for acts or omissions occurring on or prior to the Termination Date existing in your favor under Capital One’s Certificate of Incorporation and Bylaws and Delaware law and otherwise shall continue in full force and effect subsequent to the Termination Date. Capital One will ensure that you remain covered under its directors and officers insurance policy at least to the extent then provided for other directors and officers of Capital One with respect to all acts, omissions and/or events relating to or arising out of your being an employee, officer, director, representative or trustee/administrator or other fiduciary with Capital One or any of its affiliates, subsidiaries or employee benefit plans or any third party with respect to which you were acting as a representative of Capital One or any of its affiliates or subsidiaries.

Section 409A

All payments and benefits to be paid or provided to you pursuant to this Agreement are intended to comply with or be exempt from section 409A of the Internal Revenue Code of 1986 as amended, the regulations promulgated thereunder, and the rulings, notices and other guidance issued by the Internal Revenue Service interpreting the same (“Section 409A”), and the provisions of this Agreement shall be administered, interpreted and construed in accordance with and to implement such intent. In implementation of the foregoing, it is agreed as follows:

(a) Your termination of employment with Capital One on the Termination Date for any reason other than death shall be treated as a “separation from service” within the meaning of Treas. Reg. §1.409A-1(n)(1).

(b) To the extent that the reimbursement of any expenses or the provision of any in-kind benefits under any provision of the Agreements is subject to Section 409A (after taking into account all applicable exclusions and exemptions), (i) the amount of such expenses eligible for reimbursement or in-kind benefits to be provided during any one calendar year shall not affect the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (ii) reimbursement of any such expenses shall be made by no later than December 31 of the year next following the calendar year in which such expense is incurred, and (iii) your right to receive such reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

Choice of Law

To ensure uniformity of the enforcement of this Agreement, and irrespective of the fact that either of the parties now is or may become, a resident of a different state, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to any principles of conflicts of law.

No Waiver

Any waiver by Capital One of any provision of this Agreement in any instance shall not be deemed a waiver of such provision in the future.

Headings

The headings in this Agreement are included for convenience only and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

Integration

This Agreement, together with the Non-Competition Agreement, CWP+NS Agreement and the Supplemental General Release (collectively, the “Agreements”), constitute the final and complete agreement between the parties relating to the subject matter hereof, and you agree and stipulate that no other representations have been made by Capital One to you except those expressly set forth herein, and the Agreements resolve all outstanding issues arising from or relating to your employment with Capital One, and that you will not receive anything further from Capital One except as provided herein; provided, however, that notwithstanding any provision of the Agreements to the contrary, any agreements containing confidentiality, intellectual property, non-solicitation provisions or similar agreements to which you are a party, your award agreements regarding outstanding equity awards, and applicable benefit plans and agreements, shall expressly remain in full force and effect according to their terms.

Opportunity for Review

You agree and acknowledge that your execution of this Agreement is completely voluntary and that you have been advised to consult with an attorney prior to executing this Agreement to ensure that you fully and thoroughly understand its legal significance.

If the terms of this Agreement are acceptable to you, please indicate your agreement by signing below and returning two originals to:

John Finneran

Capital One Financial Corporation

1680 Capital One Drive

McLean, VA 22102-3491

[remainder of page intentionally left blank]

You are advised to discuss the benefits and obligations outlined in this Agreement, including the provision relating to your general release of claims, with an attorney or advisor of your choice.

The Parties have read this Agreement, understand it, and accept all of its terms:

/s/ Gary L. Perlin	February 1, 2013
Gary L. Perlin	Date

Authorized Capital One Representative:

/s/ Jory A. Berson	February 1, 2013
Jory A. Berson	Date
Chief Human Resources Officer

Exhibit A

SUPPLEMENTAL GENERAL RELEASE TEMPLATE

This Supplemental General Release (“Supplemental Release”) is made by and between Gary L. Perlin (“you” or “your”) and Capital One Financial Corporation, including any of its subsidiaries (referred to collectively as “Capital One”) effective as of                     .

Reason for Agreement

The purpose of this Supplemental Release is to supplement, but not supersede that certain Special Agreement and Release that you executed as of January __, 2013 (the “Special Agreement”), by and between you and Capital One, which is incorporated herein by reference. In the event that any inconsistencies occur between this Supplemental Release and the Special Agreement, you agree that the terms of this Supplemental Release shall govern and be given full and binding effect. You further agree that to the extent not specifically set forth in this Supplemental Release the provisions set forth in the Special Agreement shall be enforceable in their entirety and are fully incorporated herein by reference. Capitalized terms not specifically defined herein have the meanings specified in the Special Agreement.

General Release of Claims

In consideration of the payments and other benefits provided for in this Supplemental Release, which you agree is good, valuable, adequate and sufficient consideration under this Supplemental Release, you acknowledge and agree that, you and your agents, representatives, and heirs, do hereby fully release (i.e., give up) and forever discharge Capital One and its parent, subsidiary and affiliated corporations, organizations and entities, including without limitation CAPITAL ONE FINANCIAL CORPORATION, CAPITAL ONE SERVICES, INC., CAPITAL ONE SERVICES, LLC, CAPITAL ONE, NATIONAL ASSOCIATION, CAPITAL ONE AUTO FINANCE, INC., CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION, CHEVY CHASE BANK, F.S.B. and each of them, and all of their respective past, present and future affiliates, partners, joint ventures, stockholders, predecessors, successors, assigns, insurers, officers, directors, employees, agents, representatives, attorneys and independent contractors of all such released corporations, organizations and entities, as well as their employee benefit plans, and the trustees, administrators, fiduciaries and insurers of such plans (collectively, the “Released Parties”), and each of them, jointly and severally, from any and all claims, causes of action, charges, suits, controversies, and demands of any kind, whether known or unknown, whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which you ever have had in the past or presently have against the Released Parties through the date of this Supplemental Release, arising from or relating to your employment with Capital One or the termination of that employment or any circumstances related thereto.

Types of Claims Waived

Such claims, causes of action, charges or similar actions include but are not limited to claims arising under or relating to employment, employment contracts, employee benefits or purported employment discrimination or violations of civil rights of whatever kind or nature, including without limitation all claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981, the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act (“ADEA”), the Family Medical Leave Act, Executive Order 11246, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, any state human rights act, or any other applicable federal, state or local employment statute, law or ordinance. Except as provided herein, all claims for incentive compensation awards under any Capital One plan or payroll practice, along with any claims under any state wage and hour laws, are specifically subject to this release of claims. You further agree that you will not file or permit to be filed, initiated or prosecuted on your behalf any such claim this Supplemental Release purports to waive.

Claims Not Waived

Notwithstanding the preceding provision or any other provision of the Agreement, your agreement to the provisions under “General Release of Claims” is not intended to prohibit you from bringing an action to challenge the validity of your release of claims under the ADEA.

This Supplemental Release is not intended to interfere with your right to file a charge with an administrative agency in connection with any claim you believe you may have against any of the Released Parties. However, by executing this Supplemental Release, you hereby waive the right to recover, and agree not to seek any damages, remedies or other relief for yourself personally in any proceeding you may bring before such agency or in any proceeding brought by such agency on your behalf. This Supplemental Release is also not intended to apply to claims under ERISA Section 502(a)(1)(B) for benefits that are vested and accrued (other than claims for severance and severance-related benefits) under any qualified employee benefit plan of Capital One pursuant to the terms of any such plan or to claims under any non-qualified or other compensation or employee benefit plan of Capital One for accrued and vested benefits pursuant to the terms of any such plan.

Further, you understand that you are not releasing your rights under this Supplemental Release, that any claims which cannot be lawfully waived are excluded from this Supplemental Release and that by executing this Supplemental Release you are not waiving any such claims. In addition, you are not releasing any rights you may have to indemnification under applicable corporate law, under the by-laws or certificate of incorporation of Capital One or any of its affiliates or as an insured under any directors’ and officers’ liability insurance policy now or previously in force, or any rights you may have under Capital One’s equity award plans or rights as a stockholder of Capital One.

Likewise, you are not releasing any rights or claims that may arise after the date on which you sign this Supplemental Release. In addition, while this Supplemental Release requires you to waive any and all claims against Capital One arising under workers’ compensation laws (e.g., claims of retaliation for filing a workers’ compensation claim), it is not intended to prohibit you from filing in good faith for and from receiving any workers’ compensation benefits from Capital One’s workers’ compensation carrier for compensable injuries incurred during your employment. Accordingly, pursuit of any such workers’ compensation benefits with Capital One’s workers’ compensation carrier will not be considered a violation of this Supplemental Release.

Notification of ADEA Rights and Claims/Opportunity for Review

As outlined above in the General Release of Claims provision, you understand that this Supplemental Release specifically releases and waives all claims you may have for age discrimination under the ADEA, except for those that may arise after the date this Supplemental Release is executed by you. Likewise, you understand that this Supplemental Release does not prohibit you from challenging the validity of your release of claims under the ADEA. Understanding the above, you agree and acknowledge that your execution of this Supplemental Release is completely voluntary and that you have been advised to consult with an attorney prior to executing this Supplemental Release to ensure that you fully and thoroughly understand its legal significance. You acknowledge that you have at least twenty-one (21) days from receipt of this Supplemental Release to consider the provisions of this Supplemental Release during which time you can consult with counsel concerning its terms. You acknowledge that if you execute this Supplemental Release prior to the expiration of the twenty-one (21) days, your execution is completely voluntary and done with the knowledge that you are waiving your entitlement to this review period. You acknowledge that any changes negotiated by the parties shall not re-start the consideration period.

You further acknowledge and understand that you may revoke this Supplemental Release within seven (7) days after its execution by you by sending a written letter of revocation post-marked no later than seven (7) days after your execution of this Supplemental Release to John Finneran at the address below. You further acknowledge and understand that this Supplemental Release is not effective or enforceable until the revocation period has expired.

Acknowledgment

You acknowledge that as of the time of the execution of this Agreement by you, you are unaware of or have already fully disclosed to Capital One pursuant to Capital One’s policies or Capital One is otherwise aware of any facts or conduct that would tend to establish or in any way support an allegation that Capital One or any of the Released Parties or their employees or agents have engaged in conduct that you believe would constitute a violation of any statute, rule or regulation of the Securities and Exchange Commission or any provision of federal law relating to fraud against shareholders pursuant to the Sarbanes-Oxley Act or any state or local counterpart and are unaware of or have already fully disclosed to Capital One or Capital One is otherwise aware of any facts or conduct that would give rise to a claim by you or by any other party against Capital One of the type or sort referenced in this section.

Return of Capital One Assets

All assets of Capital One and its affiliates (including, but not limited to confidential information, telephones, fax machines, personal computers, Blackberries, corporate credit cards and phone cards) must be returned to Capital One in their current condition upon your Termination Date. By signing and returning this Supplemental Release, you represent that you have left with, or returned to, or agree to leave with or return to Capital One and/or destroyed (where applicable) and no longer possess or control, any memoranda, notes, documents, business plans, customer lists, computer programs and any other records, or any kind, and any and all copies (either written or electronic) thereof, made or compiled, in whole or in part, by you or made available to you, during the course of your employment with Capital One which are in your possession as of the Termination Date. Nothing herein shall prohibit you from retaining (i) your personal effects (including, but not limited to, personal cell phones, Blackberry devices, photographs, diaries, rolodexes, Outlook contacts and calendars); (ii) information relating to your compensation as reasonably needed for tax purposes; and (iii) your copies of plans, programs and agreements relating specifically to the terms and conditions of your employment.

Effect of Pursuing Released Claims

Except to the extent such agreement is prohibited by applicable law or regulation, you understand and agree that if you file a lawsuit for claims released by this Agreement, such action shall further require you to reimburse Capital One for any compensation provided to you during the period of time you work as a Senior Advisor and to pay all reasonable costs and attorneys’ fees incurred by Capital One in defending any such action brought by you in violation of this Agreement, in addition to any other damages or relief to which Capital One may be entitled.

Notwithstanding the above or any other provision to the contrary, the above will not apply to any action brought by you to challenge the validity of your waiver of any ADEA claims under this Agreement.

Modification

This Supplemental Release may be modified only in writing, signed by both parties. E-mail communication does not modify this agreement.

No Admission

This Supplemental Release does not constitute an admission of liability or wrongdoing of any kind by Capital One or its affiliates.

Severability

It is the intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under applicable law. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not invalidate any other provision of this Agreement, except that Capital One shall not be obligated to continue your employment should the General Release of Claims be invalidated. The parties agree that if a court of competent jurisdiction adjudges any provision of this Agreement to be invalid or unenforceable; such court shall modify such provision so that it is enforceable to the extent permitted by applicable law consistent with the parties’ intent.

Successor

This Supplemental Release is personal to you and shall not be assignable by you other than by will or the laws of descent and distribution. This Supplemental Release shall inure to the benefit of and be enforceable by your heirs and legal representatives. The rights and obligations of Capital One under this Supplemental Release shall be binding on and inure to the benefit of Capital One, its successors and assigns.

No Further Payments, Benefits, Attorney’s Fees or Costs

You understand and agree that you will not receive any payments or benefits from Capital One or its affiliates after the Termination Date, except under applicable benefit and equity plans and arrangements. You acknowledge that you are not entitled to any payment in the nature of severance or termination pay from Capital One or its affiliates.

Confidentiality and Non-Competition Agreements

You acknowledge and agree that the Confidentiality, Work Product and Non-Solicitation of Employee Agreement (“CWP+NS Agreement”), effective as of January 1, 2009 and the Non-Competition Agreement effective as of January 1, 2009 (as amended March 1, 2010), both between you and Capital One, shall remain in force pursuant to their terms and that you shall comply with your obligations under such Agreements. Pursuant to paragraph 4 of your Non-Competition Agreement, Capital One will advise you in writing if it determines that a waiver of the second year of your Non-Competition Period is appropriate no later than 30 days following your Termination Date.

Choice of Law

To ensure uniformity of the enforcement of this Supplemental Release, and irrespective of the fact that either of the parties now is or may become, a resident of a different state, this Supplemental Release shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to any principles of conflicts of law.

Full Cooperation

At all times until and for five years after your Termination Date, you agree to take all reasonable actions requested by Capital One to assist in any threatened or pending litigation involving Capital One. Notwithstanding the foregoing, in carrying out the provisions of this paragraph, you shall not be required to take any action that could result in any type of criminal liability on your part. Capital One will make reasonable efforts to limit your participation under this paragraph to regular business hours and will also make reasonable efforts to accommodate your personal and business commitments. Capital One shall reimburse you for your reasonable expenses incurred in carrying out the provisions of this paragraph, including demonstrably lost wages and, if reasonably deemed necessary by you, legal fees for separate counsel.

Indemnification

All rights to indemnification and exculpation from liability for acts or omissions occurring on or prior to the Termination Date existing in your favor under Capital One’s Certificate of Incorporation and Bylaws and Delaware law and otherwise shall continue in full force and effect subsequent to the Termination Date. Capital One will ensure that you remain covered under its directors and officers insurance policy at least to the extent then provided for other directors and officers of Capital One with respect to all acts, omissions and/or events relating to or arising out of your being an employee, officer, director, representative or trustee/administrator or other fiduciary with Capital One or any of its affiliates, subsidiaries or employee benefit plans or any third party with respect to which you were acting as a representative of Capital One or any of its affiliates or subsidiaries.

No Waiver

Any waiver by Capital One of any provision of this Supplemental Release in any instance shall not be deemed a waiver of such provision in the future.

Headings

The headings in this Supplemental Release are included for convenience only and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

Integration

This Supplemental Release, together with the Special Agreement and Release, the CWP+NS Agreement and the Non-Competition Agreement (collectively, the “Agreements”), constitute the final and complete agreement between the parties relating to the subject matter hereof, and you agree and stipulate that no other representations have been made by Capital One to you except those expressly set forth herein, and the Agreements resolve all outstanding issues arising from or relating to your employment with Capital One, and that you will not receive anything further from Capital One except as provided herein; provided, however, that notwithstanding any provision of the Agreements to the contrary, any agreements containing confidentiality, intellectual property, non-solicitation provisions or similar agreements to which you are a party, your award agreements regarding outstanding equity awards, and applicable benefit plans and agreements, shall expressly remain in full force and effect according to their terms.

Opportunity for Review

You agree and acknowledge that your execution of this Supplemental Release is completely voluntary and that you have been advised to consult with an attorney prior to executing this Supplemental Release to ensure that you fully and thoroughly understand its legal significance.

If the terms of this Supplemental Release are acceptable to you, please indicate your agreement by signing below and returning two originals to:

John Finneran

Capital One Financial Corporation

1680 Capital One Drive

McLean, VA 22102-3491

[remainder of page intentionally left blank]

You are advised to discuss the benefits and obligations outlined in this Supplemental Release, including the provision relating to your general release of claims, with an attorney or advisor of your choice.

The Parties have read this Supplemental Release, understand it, and accept all of its terms:

Gary L. Perlin	Date

Authorized Capital One Representative:

Jory A. Berson	Date
Chief Human Resources Officer